Exhibit 6.3

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 001 Ex. 6.3

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 002

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 003

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 004

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 005

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 006

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 007 Gang Chen CEO

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 008

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 009

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 010

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 011

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 012

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 013

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 014

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 015

Lease Equipment Contract

Lessee: (Lion Power Systems, Inc., hereinafter referred to as Party A)

Lessor: (Jiangsu Highstar Battery Manufacturing Co., Ltd., hereinafter referred to as Party B)

In accordance with the Civil Code of the People's Republic of China and other relevant laws and administrative regulations, Party A and Party B, following the principles of equality, voluntariness, fairness, integrity, and mutual benefit, have entered into this contract through full and friendly consultation regarding the leasing of equipment required for Party A's project, and both parties shall abide by and execute it jointly.

Section 1: Name, specification, model, and quantity of leased equipment

Prismatic LiFePO4 Cell PACK assembly line automation production + semi-automatic production line, testing instruments, welding machines, packaging machines, and fire protection facilities. (the equipment list is attached in Exhibit 1).

Section 2: Lease Term, Equipment Usage Location

1. The lease term of the equipment is 25 Month(s), in other words, its planned schedule is from December 2023 to December 2025(This should date from the complete delivery of the equipment in Party B's premises.

2. Equipment usage location: Commonwealth of Virginia, USA

Section 3: Rent and Payment

1. Total payment of this Lease contract is **US$**[***]

The equipment delivery terms is CIF Virginia, or closest USA seaport.

2. Rent payment method: Payment completed within 25 months; For the first 24 months, Party A will pay $[***] per month, and the remaining amount will be paid in full in the 25th month. Lease payments for all items of Equipment as set forth on EXHIBIT 1 shall be made by wire transfer as instructed by Party B on or before the fifth (5th) day of each month after delivery of such Equipment to Party A's premises

3. Lease billing start and end time:

(1) The date when the equipment arrives at the production site is the starting time for charging the equipment rental fee.

(2) During the lease period, if the equipment is shut down due to its own malfunction, Party A shall be allowed to postpone the lease fee during the shutdown period, and Party B shall bear the cost of Party A's work delay and increased equipment usage fees caused by Party B's equipment malfunction, and actively coordinate personnel to organize maintenance.

(3) When canceling the lease, the date indicated on the written notice sent by Party A to Party B (i.e., when the equipment stops working) shall be the end time of this billing.

4. The cost of equipment entering and leaving the factory: The transportation, loading and unloading of the equipment entering and leaving the factory shall be handled by Party A and bear all costs.

5. Party B shall provide the performance testing report and full usage certificate of the leased equipment to Party A.

Section 4: Use of Leased Equipment

1. Party B shall bear the risk of damage (excluding normal wear and tear) of the leased machinery that is not caused by Party A during the lease term.

2. In the event of damage or malfunction of the leased machinery, Party A shall immediately notify Party B. Party A has the right to choose one of the following methods, and Party B shall be responsible for handling and bearing all its expenses.

(1) Restore or repair the leased equipment to a fully functional condition.

(2) Replace components or accessories of the same model and performance as the leased machinery to ensure their normal use.

(3) When the leased equipment is damaged to the extent that it cannot be repaired, Party B shall replace it with equipment of the same model and performance and promptly enter the site to continue construction.

(4) When Party B is unable to replace equipment of the same model and performance and enter the site in a timely manner to continue construction, it shall be

deemed that the equipment has automatically depot repair, and the date of damage to the equipment shall be the date of depot repair.

3. Party B shall bear all losses caused to Party A due to equipment malfunction, such as work delay fees and increased equipment usage fees.

4. The safety of all personnel, equipment, and vehicles during the equipment entry and exit factory process shall be handled by Party A in accordance with national and local regulations, and Party A shall bear its own responsibility.

5. Party A shall take corresponding environmental protection measures when entering and exiting the site and shall comply with national environmental protection requirements. Any fines caused by environmental protection shall be borne by Party A on its own.

Section 5: Other Agreements

1. The installation, debugging, maintenance, and other related expenses of the equipment shall be borne by Party A.

2. Party A shall equip operators to be responsible for the operation and maintenance of the equipment, as well as various lubricants and other necessary maintaining consumable stuff for the equipment. The salary and daily living expenses of the operators shall be borne by Party A.

3. Party B shall closely cooperate with Party A's production requirements and obey the arrangements of Party A's plant supervisory personnel.

4. Responsible for the safety of renting equipment and operating workers during the work period, and strictly prohibited operation against rules and regulations. If an operation against rules and regulations causes damage to machinery and personnel, Party A shall bear all responsibility and losses.

5. Party A should be responsible for leasing equipment transport costs based on CIF Virginia,or closest USA seaport terms, responsible for transportation safety, as well as all insurance expenses for equipment property insurance, transportation insurance, mechanical operators, etc.

Section 6: Force Majeure

1. Party A shall pay corresponding insurance for its equipment and personnel, including but not limited to natural disasters such as floods, earthquakes, fires, and storms, as well as social events such as wars, riots, government actions, etc. that cause damage to the second party's equipment, and Party B shall not be responsible.

2. If the contract cannot be fulfilled due to the occurrence of force majeure events, the party encountering force majeure shall immediately notify the other party in writing of the accident situation, and shall provide details of the accident and written information on the inability or need to extend the performance of the contract within 3 days. Both parties shall agree to terminate the contract or temporarily delay the performance of the contract.

Section 7: Dispute Resolution

Any disputes arising during the performance of this contract shall be resolved through consultation between the two parties. If they cannot be resolved through consultation, they shall be submitted to the People's Court of the place where the headquarters of Party B is located for resolution. The provisions of this contract regarding the resolution of disputes shall have the highest effectiveness. Any supplementary contracts, meeting minutes, correspondence, issuance notes, settlement notes, etc. that may arise between the two parties in the future and involve the resolution of disputes shall not contradict this agreement.

Section 8: Contract Validity and Number of Copies

1. This contract shall come into effect from the date when the legal representatives or authorized representatives of both parties sign and affix their official seals, and shall automatically become invalid until all the agreed contents of the contract are fulfilled.

2. This contract is made in duplicate, with equal legal effect, Party A and B hold one copies respectively.The scanned e-documents keep the same legal effect.

3. Any matters not covered in this contract shall be separately negotiated by both parties.

4. If there is any conflict between this contract and previous signed agreements, then the contracts of "SUPPLY, DEVELOPMENT, AND LEASING AGREEMENT" shall prevail.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

Lion Power Systems, Inc.

By ______________________________

Name: James S. Coleman

Title President/CEO

Jiangsu Highstar Battery Manufacturing Co., Ltd.

By ______________________________ Lawrence chen

Name: Gang Chen

Title: CEO

EXHIBIT 1— EQUIPMENT LIST
DESCRIPTION OF LEASED EQUIPMENT

No.	Equipment and Facilities	Basic Description	Equipment Price（$, include tax）	Note
1	PACK Auton atic Line	Three-Axis Mechanical An ,Complete Welding Function	[***]	
2	PACK Manı al Line	Basic Function Laser Welding Statior, Double Plus Conveyor Chain	[***]	
3	Charge and Discharge Test Equipment for small capacity ESS products	Configuration of 10 Channels, Full Inspection of Performance Testing, Sampling Test Capacity	[***]	mostly for low voltage products. such as 48V100Ah pack
4	Cl arge and Discharge Test Equipment for mediul/large capacity ESS products	1000V/1500V，2 Channels	[***]	high voltages are widely used for mediun /large scale ESS systems: thus, the high voltage testing equipment is required
5	Transportation anc transit Equipment	2~3 AGV，Mainly Electric Hydraulic Trailers	[***]	
6	Packaging Equipment	KBK+Packaging Equipn ent, Manual Assistance	[***]	
7	Certification Fee	Automatic Line $99,003, Manual Line $78,087	[***]	Consider to have UL certification. If it requires any other certifications, the fee will cost more
8	Overseas Installation and Commissioning	Calculation Details：Basic Salary of 2790 USD/Person/Month，Travel Expenses of 300 USD/Person/Day，and Travel Transportation Expenses of 8369.5 USD/Person	[***]	6~8 People，1.5months installation and commissioning. The owner provides necessary equipment and human resources
		Total	[***]	

1. Export：UL Certification Process May Invole Equipment Con ponents or Design Changes
2. The Above Prices Do Not Include Export Costs Such as Transportation, Cı stoms Clearance, Taxes, Insurance, Tax Refunds,etc.
3. The Current Production Line Configuration is Based on the design layout of existing home storage. It can be further adjusted and optimized when customers have acı tal needs in the future.

1、Project Name: Simplified home storage module Pack automatic line							
No.	**Section**	**Equipment Name**	**Material Name**	**Specification**	**Brand**	**Quantity**	**Notes**
1	Module section	Conveyor Line	Double Plus Chain	Non-Standard Customization	Customization	1	
2			Lift	Non-Standard Customization	Customization	2	
3			Conveying Tray	Non-Standard Customization	Customization	18	
4			Electric Control System	Non-Standard Customization	Customization	1	
5		Manual Station	Rack	Non-Standard Customization	Customization	3	
6			Climbing Mechanism	Non-Standard Customization	Customization	7	
7		Automatic loading station	Three-Axis Servo Frame	Non-Standard Customization	Customization	2	
8			Cell Gropper Modlue (Blueprint)	Non-Standard Customization	Customization	2	
9			Version System	Non-Standard Customization	Hikvision	2	
10			Height Measurement System	Non-Standard Customization	Keyence	2	
11			Tray Positioning	Non-Standard Customization	Customization	4	
12			Electric Control System	Non-Standard Customization	Customization	1	
13		Battery cell soring	Fixed Code Reader	Standard	Hikvision/Keyence	2	
14			Testing Equipment	BT3561A	HIOKI	2	
15			Battery Cell Testing Fixture	Non-Standard Customization	Customization	2	
16			Conveyor Line	Non-Standard Customization	Customization	2	

17		Sorting Platform	Non-Standard Customization	Customization	2	
18		Thickness Measurement Module	Non-Standard Customization	HIOKI	2	
19		Industrial Computer + Monitor	Standard	Advantech	1	
20		Electric Control System	Non-Standard Customization	Customization	1	
21	Battery gluing station	Servo Conveyor Line for Gluing of Battery Cells	Non-Standard Customization	Customization	2	
22		Cell Positioning Fixture	Non-Standard Customization	Customization	2	
23		Electric Control System	Non-Standard Customization	Customization	2	
24	Three-Axis Stacking Frame	Three-Axis Servo Frame	Non-Standard Customization	Customization	1	
25		Stacking Clamp(Blueprint)	Non-Standard Customization	Customization	1	
26		Electric Control System	Non-Standard Customization	Customization	1	
27	Module Stacking Extrusion Station	Scanner Gun	1902GHD	Honeywell	2	
28		Printer	Non-Standard Customization	Zebra	2	
29		Stacking Platform	Non-Standard Customization	Customization	2	
30		Servo Press	Non-Standard Customization	Customization	2	
31		Pressure Detection Mechanism	Non-Standard Customization	Customization	2	
32		Displacement Detection Mechanism	Non-Standard Customization	Customization	2	
33		Stacking Positioning Fixture	Non-Standard Customization	Customization	2	

34		Strapping PET	Non-Standard Customization	Customization	2	
35		Electric Control System	Non-Standard Customization	Customization	1	
36		Positioning Camera	Non-Standard Customization	Hikvision	1	
37	Pole Piece Positioning Station	Laser Displacement Sensor	Non-Standard Customization	Keyence	1	
38		Fixed Code Reader	Standard	Hikvision/Keyence	1	
39		Pole Piece Positioning Platform	Non-Standard Customization	Customization	1	
40		Industrial Computer + Monitor	Standard	Advantech	1	
41		Electric Control System	Non-Standard Customization	Customization	1	
42	Pole Piece Cleaning Station	Laser System	200W	JPT	1	
43		Dust Collector	2.2KW	Huile	1	
44		Positioning Camera	Non-Standard Customization	Hikvision	1	
45		Laser Displacement Sensor	Non-Standard Customization	Keyence	1	
46		Pole Piece Cleaning Platform	Non-Standard Customization	Customization	1	
47		Industrial Computer + Monitor	Standard	Advantech	1	
48		Electric Control System	Non-Standard Customization	Customization	1	
49	Pole Piece Welding Station	Fiber Laser	6000W	IPG	1	
50		Water Tank	6000W	Hanli	1	
51		Galvanometer	6000W	Raylase	1	
52		Laser Displacement Sensor	Non-Standard Customization	Customization	1	
53		Positioning Camera	Non-Standard Customization	Customization	1	

54			Monitoring System	Non-Standard Customization	Customization	1	
55			Dust Collector	2.2KW	Custo mization	1	
56			Welded Macl ine Frame	Non-Standard Customization	Customizatioı	1	
57			Fixture	Non-Standard Customization	Customization	1	
58			Ir dustria Computer + Monitor	Standard	Advantech	1	
59			Electric Control System	Non-Standard Cı stomization	Customization	1	
60		Post-Welding Cleanup Station (Optional, leave vacuum cleaner)	Cleaning Three-Axis	Non-Standard Customization	Customization	1	
61			Cleaning Platform	Nor-Standard Custo ı izatior	Customization	1	
62			Vacuum Cleaner	Non-Standard Custo nization	Customizatior	1	
63			Industrial Computer + Monitor	Staı dard	Advantech	1	
64			Electric Control System	Non-Standard Customization	Customization	1	
65	PACK Production Section	PACK Production Sectioı	Inbox KBK	Non-Star dard Customization	Customization	1	
66			Operator Workstation	Non-Star dard Custon ization	Customization	10	
67			SOP Placement Rack	Non-Standard Customization	Customization	10	
68			Normal Tightening gun	Non-Standard Customization	Customization	10	
69			Lifting+Blocking mechar ism	Non-Standard Customization	Custon ization	10	
70			Pallet	Non-Standard Customization	Customization	12	
71			Printer	Non-Standard Customization	Zebra	2	

72			Scanner Gun	1902GHD	Honeywell	3	
73			KBK	Non-Standard Customization	Customization	1	
74			Weighing Platform	Non-Standard Customization	Customization	1	
75			Double Plus Chain+Elevator	Non-Standard Customization	Customization	1	
76			Electric Control System	Non-Standard Customization	Customization	1	
77	MES Section	MES Hardware	Server	Non-Standard Customization	Customization	1	
78		MES Software	MES Software System	Non-Standard Customization	Customization	1	

2、Project Name: Home Storage Module Pack Manual Line

No.	Section	Equipment Name	Material Name	Specification	Brand	Quantity	Notes
1	Module Section	Battery cell sorting	Beltline	Standard	Customization	3	
2			Testing Equipment	BT3561A	HIOKI	1	
3			Auotmatic Scanner Gun	Standard	Hikvision	1	
4			Testing Platfrom	Non-Standard Customization	Customization	1	
5			Industrial Computer + Monitor	Standard	Advantech	1	
6			Electric Control System	Non-Standard Customization	Customization	1	
7		Module Stacking Extrusion Station	Scanner Gun	1902GHD	Honeywell	1	
8			Module Stacking Fixture	Non-Standard Customization	Customization	2	
9			Turnover Trolley	Non-Standard Customization	Customization	2	
10			Handheld Pressure Sensor	Non-Standard Customization	Customization	2	
11			Packing Machine	Standard	Customization	1	
12			Fiber Laser	6000W	Raycus	1	

13		Pole Piece Welding Station	Water Tank	6000W	Hanli	-	
14		Pole Piece Welding Station	Galvanometer	6000W	Raylase	-	
15		Pole Piece Welding Station	Laser Displacement Sensor	Non-Standard Customization	Customization	-	
16		Pole Piece Welding Station	Positioning Camera	Non-Standard Customization	Customization	1	
17		Pole Piece Welding Station	Monitoring System	Non-Standard Customization	Customization	1	
18		Pole Piece Welding Station	Dust Collector	2.2KW	Customization	-	
19		Pole Piece Welding Station	Welded Machine Frame	Non-Standard Customization	Customization	1	
20		Pole Piece Welding Station	Fixture	Non-Standard Customization	Customization	1	
21		Pole Piece Welding Station	Industrial Computer+ Monitor	Standard	Advantech	1	
22		Pole Piece Welding Station	Electric Control System	Non-Standard Customization	Customization	1	
23		Welded Cleanup	Vacuum Cleaner	Non-Standard Customization	Customization	1	
24	PACK Production Section	PACK Production Section	Inbox KBK	Non-Standard Customization	Customization	1	
25	PACK Production Section	PACK Production Section	Normal Tightening gun	Non-Standard Customization	Customization	5	
26	PACK Production Section	PACK Production Section	Pallet	Non-Standard Customization	Customization	12	
27	PACK Production Section	PACK Production Section	Printer	Non-Standard Customization	Zebra	1	
28	PACK Production Section	PACK Production Section	Scanner Gun	1902GHD	Honeywell	3	
29	PACK Production Section	PACK Production Section	KBK	Non-Standard Customization	Customization	1	
30	PACK Production Section	PACK Production Section	Weighing Platform	Non-Standard Customization	Customization	1	
31	PACK Production Section	PACK Production Section	Unpowered Roller Conveyor	Non-Standard Customization	Customization	1	

32			Electric Control System	Non-Standard Customization	Customization	1	
33	MES Section	MES Hardware	Server	Non-Standard Customization	Customization	1	
34		MES Software	MES Software System	Non-Standard Customization	Customization	1	

3、Project Name: Charge and Discharge Test

No.	Section	Equipment Name	Material Name	Specification	Brand	Quantity	Notes
1	Charge and Discharge Test	Charge and Discharge Equipment	Server	100V100A	Standard	10	10 Charge/Discharge Channels for Performance Testing Only
2		MES Software	MES Software System	Non-Standard Customization	Standard	1	
3			Scanner Gun	1902GHD	Honeywell	3	

4、Project Name: Transportation and Transit Equipment

No.	Section	Equipment Name	Material Name	Specification	Brand	Quantity	Notes
1	Conveying and Transportation		AGV Vehicle	Non-Standard Customization	Standard	2	AGV with Automatic Line
2			Electric Hydraulic Vehicle	2T	Little King Kong Electric Pallet Trucks	8	

5、Project Name: Packaging Equipment

No.	Section	Equipment Name	Material Name	Specification	Brand	Quantity	Notes
1	Product Packaging		Packing Machine		Bodewell	2	
2			Winding Film Machine		Bodewell	1	
3			KBK Lifting Line	Standard	Standard	2	